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                                                                     Exhibit 5.1

                     [STOKES & BARTHOLOMEW, P.A. LETTERHEAD]

                                January __, 1999

Prison Realty Corporation
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

         We have acted as counsel to Prison Realty Corporation, a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3, filed on January 11, 1999, by the Company with the Securities and Exchange commission under the Securities Act of 1933, as amended, relating to the offer and sales of up to $1,500,000,000 of aggregate initial offering price of (a) shares of common stock, $0.01 par value per share (the "Common Stock"),
(b) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), (c) rights to purchase Common Stock (the "Common Stock Purchase Rights") (d) one or more series of debt securities (the "Debt Securities"), and
(e) warrants to purchase shares of Common Stock, Preferred Stock, or Debt Securities (the "Warrants"). The Common Stock , the Common Stock Purchase Rights, the Preferred Stock, the Debt Securities, and the Warrants are referred to, collectively, as the "Offered Securities." The Prospectus set forth in the Registration Statement (the "Prospectus") provides that the Offered Securities may be offered separately or together, in separate series, and in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided to you in connection with the filing of the Registration Statement.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Charter of the Company (the "Charter"), (ii) the Amended and Restated Bylaws of the Company (the "Bylaws"), and (iii) certified copies of certain resolutions duly adopted by the Board of Directors of the Company. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinions expressed herein.

         We have assumed that: (i) prior to the issuance of any Common Stock or Preferred Stock (or Offered Securities convertible into shares of Common Stock or Preferred Stock), the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock authorized under its Charter and will comply with all other applicable requirements of Maryland law; (ii) the issuance, sale, amount and terms of the Offered Securities to be sold from time to time will be authorized by action of the Board of Directors of the company (the "Resolutions") and in


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Board of Directors
January __, 1999
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accordance with its Charter, Bylaws and applicable Maryland law; and (iii) the
Common Stock Purchase Rights, Debt Securities, and Warrants have been issued in accordance with the terms of any applicable rights, warrant agreements, or indenture instruments.

         The opinions stated herein are limited to the federal laws of the United States, the laws of the State of Tennessee and the General Corporation Law of the State of Maryland. The opinions expressed below with respect to the valid and binding nature of any Offered Securities are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the application of general principles of equity, whether in a proceeding in equity or at law.

         Based upon and subject to the conditions and limitation set forth herein, we are of the opinion that:

         1. When the Registration Statement has become effective under the Act and payment for such shares of Common Stock has been made (a) in the manner contemplated by the applicable Resolutions, the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable Preferred Stock on accordance with the established terms of such Preferred Stock, the exercise of validly issued Common Stock Purchase Rights in accordance with the terms thereof, and the certificates representing such shares of Common Stock are authenticated and delivered, such Common Stock issued will be duly authorized, validly issued, fully paid and non-assessable by the Company.

         2. When the Registration Statement has become effective under the Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Resolutions, the terms of the Charter and applicable Maryland law, and upon payment for the shares of Preferred Stock in the manner contemplated by the applicable Resolutions, the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, and certificates representing such Preferred Stock are authenticated and delivered, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         3. When the Registration Statement has become effective under the Act and the Common Stock Purchase Rights, Debt Securities, or Warrants have been duly established by any applicable rights agreements, warrant agreements, or indenture instruments, and duly authenticated by any agent required under such agreements or indentures and duly authorized and established by the applicable Resolutions, and the Common Stock Purchase Rights, Debt Securities, or Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Resolutions, any applicable rights agreements, warrant agreements, or indenture agreements and as contemplated by the Registration Statement, the Prospectus and the applicable


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Board of Directors
January __, 1999
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Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Common Stock Purchase Rights, Warrants, or Debt Securities, the Common Stock Purchase Rights, Warrants, or Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in such Registration Statement.

                                      Very truly yours,

                                      Stokes & Bartholomew, P.A.